SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	March 30, 2007
Bioenvision, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-31787	13-4025857
(Commission File Number)	(I.R.S. Employer Identification No.)
345 Park Avenue, 41st Floor, New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)
(212) 750-6700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 2, 2007, Bioenvision, Inc. (the “Company”) issued a press release announcing the offering and sale of the Shares (as defined below). A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events

On March 30, 2007, the Company entered into a Placement Agency Agreement with J.P. Morgan Securities Inc. as exclusive placement agent relating to the offering, issuance and sale of up to an aggregate of 8,000,000 shares (the “Shares”) of the Company's common stock, par value $0.001 per share, at a purchase price of $3.75 per share. The net offering proceeds to the Company are expected to be approximately $27,550,000 after deducting placement agents’ fees and estimated offering expenses. The Placement Agency Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. A copy of the Placement Agent Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Shares being issued by the Company in this offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-119928), which was declared effective by the Securities and Exchange Commission on January 5, 2005.

On April 2, 2007, Paul, Hastings, Janofsky & Walker LLP delivered its legality opinion with respect to the Shares. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
1.1	Placement Agency Agreement dated March 30, 2007, by and between Bioenvision, Inc. and J.P. Morgan Securities Inc.
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release dated April 2, 2007.

SIGNATURES

1

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

April 2, 2007	By:	/s/ David P. Luci
Name:	David P. Luci
Title:	Executive Vice President, General Counsel and Corporate Secretary

2

EXHIBIT INDEX

1.1	Placement Agency Agreement dated March 30, 2007, by and between Bioenvision, Inc. and J.P. Morgan Securities Inc.
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in the opinion filed as Exhibit 5.1).
99.1	Press Release dated April 2, 2007.

1